UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2015 (May 20, 2015)

THE CONNECTICUT LIGHT AND

POWER COMPANY

(Exact name of registrant as specified in its charter)

Connecticut	0-00404	06-0303850
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Selden Street Berlin, Connecticut	06037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2

Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 20, 2015, The Connecticut Light and Power Company, doing business as Eversource Energy (“CL&P”), issued $300,000,000 aggregate principal amount of its 4.15% First and Refunding Mortgage Bonds, 2015 Series A, due 2045 (the “Bonds”) pursuant to an Underwriting Agreement dated May 13, 2015, among CL&P, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Bonds were issued under a Supplemental Indenture, dated as of May 1, 2015, between CL&P and Deutsche Bank Trust Company Americas, supplementing the Indenture of Mortgage and Deed of Trust between CL&P and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee, dated as of May 1, 1921, as amended and supplemented, including as amended and restated April 7, 2005.

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
1	Underwriting Agreement, dated May 13, 2015, among CL&P and the Underwriters named therein.
4.1	Supplemental Indenture establishing the terms of the Bonds, dated as of May 1, 2015, between CL&P and Deutsche Bank Trust Company Americas, as Trustee (the “Supplemental Indenture”).
4.2	Form of Bond (included as Schedule A to the Supplemental Indenture).
5	Legal opinion of Kerry J. Tomasevich, Esq. relating to the validity of the Bonds (including consent).

[The remainder of this page left blank intentionally.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONNECTICUT LIGHT AND POWER COMPANY

(Registrant)

May 26, 2015

By:

/S/ PHILIP J. LEMBO

Philip J. Lembo

Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1	Underwriting Agreement, dated May 13, 2015, among CL&P and the Underwriters named therein.
4.1	Supplemental Indenture establishing the terms of the Bonds, dated as of May 1, 2015, between CL&P and Deutsche Bank Trust Company Americas, as Trustee (the “Supplemental Indenture”).
4.2	Form of Bond (included as Schedule A to the Supplemental Indenture).
5	Legal opinion of Kerry J. Tomasevich, Esq. relating to the validity of the Bonds (including consent).